UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 6, 2007

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 6, 2007, Interleukin Genetics, Inc. (the “Company”) announced that it entered into a three-year employment agreement, effective on September 10, 2007 with Thomas E. Gerson to assume the position of Chief Financial Officer of the Company (the “Officer”).  The agreement provides for an annual base salary of $235,000, eligibility for a one-time discretionary performance bonus of $20,000 payable in the second quarter of 2008, eligibility for annual discretionary performance bonuses of up to 25% of base salary beginning in 2008, an immediate option grant of 50,000 shares that vests in three equal annual installments, a $600 per month automobile allowance and a one-time reimbursement of relocation/living expenses up to $20,000 during the first twelve months of his employment.  The agreement is terminable by the Company at any time for cause and by the Officer upon one month’s prior written notice.  The agreement also provides that if the Officer is terminated without cause or upon cessation of the business, he shall have the right to receive severance pay in an amount equal to six months of his then current base salary and health benefits for that same period.  In addition, the agreement provides that the Officer is prohibited, directly or indirectly, for a period of twelve months following the termination of the Officer’s employment, from accepting employment, or otherwise becoming involved, in any manner, with any entity that engages in any business that is competitive to the Company’s business, or from providing services to any person or entity that might conflict with the Company’s interests or the interests of the Company’s customers or clients. The Officer’s interest in the employment agreement described in this Section 5.02 would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

Prior to joining the Company and since 2006, the Officer, now age 53, was employed by HistoRx, Inc. as Chief Financial Officer and Vice President of Business Operations.  Between 2000 and 2006, he was employed by CGI Pharmaceuticals, Inc. as Chief Financial Officer and, before that, as Vice President of Finance & Operations.  Between 1990 and 2000, he held various positions with Sanofi Pharmaceuticals/Sterling Winthrop, Inc. and Allied Signal, Inc.  He holds a Bachelor of Arts in Economics and History from Boston College, and a Master of Business Administration in Finance from the University of Chicago.

A copy of the Company’s press release announcing this appointment is attached as Exhibit 99.1 to this current report on Form 8-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)            Exhibit.

99.1        Press Release dated September 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: September 10, 2007	/s/ THOMAS R. CURRAN, JR.
Thomas R. Curran, Jr.
Interim Chief Executive Officer
(Signature)